Fathom Digital Manufacturing Reports Third Quarter 2023 Financial Results

Third Quarter 2023 Highlights

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Revenue totaled $31.5 million
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Total orders were $29.0 million
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Net loss totaled $(8.6) million; Adjusted net loss1 was $(7.1) million
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Adjusted EBITDA1 totaled $3.1 million, representing an Adjusted EBITDA margin1 of 9.8%

Year to Date 2023 Highlights

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Revenue totaled $100.9 million
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Total orders were $104.4 million
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Net loss totaled $(17.2) million; Adjusted net loss1 totaled $(18.3) million
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Adjusted EBITDA1 was $12.0 million, representing an Adjusted EBITDA margin1 of 11.9%

HARTLAND, Wis., November 14, 2023 -- Fathom Digital Manufacturing Corp. (NYSE: FATH), an industry leader in on-demand digital manufacturing services, today announced financial results for the third quarter and nine months ended September 30, 2023.

	Three Months Ended		Nine Months Ended
($ in thousands)	9/30/2023	9/30/2022	9/30/2023	9/30/2022
Revenue	$31,458	$40,210	$100,939	$122,737
Net income (loss)	$(8,584)	$(1,038,970)	$(17,164)	$(985,694)
Adjusted net income (loss)[1]	$(7,153)	$5,364	$(18,309)	$6,057
Adjusted EBITDA[1]	$3,094	$7,055	$12,015	$21,900
Adjusted EBITDA margin[1]	9.8%	17.5%	11.9%	17.8%

1 See “Non-GAAP Financial Information.” Reconciliations of non-GAAP financial measures are included in the appendix.

On October 23, 2023, Fathom appointed Carey Chen as Chief Executive Officer of the company succeeding Ryan Martin. Mr. Chen has significant global manufacturing experience and an extensive background in supporting companies across the industrial landscape. He has served as a member of Fathom’s Board of Directors since April 2021 and as a Director to Fathom’s predecessor companies since 2019.

“I am optimistic that there are opportunities to return to revenue growth and sustainable profitability over time. We’ve added new sales and operating leadership,” said Carey Chen, Fathom’s Chief Executive Officer. “Together with the valued employees throughout Fathom, we will move with urgency to optimize the performance of the company.”

In commenting on the third quarter financial results, Mark Frost, Chief Financial Officer, said, “Revenue in the quarter came in at the low-end of our expectations. We saw more stable order rates as the quarter progressed and believe we are set up to return to profitable growth in 2024 as we realize the full benefits of our cost optimization efforts.”

Year Over Year Summary of Financial Results – (Third Quarter and Nine Months)

Revenue for the third quarter of 2023 was $31.5 million compared to $40.2 million in the third quarter of 2022, a decrease of 21.8% due to lower order volumes, primarily impacting Fathom’s production precision sheet metal and CNC product lines. For the nine months ended September 30, 2023, revenue totaled $100.9 million versus $122.7 million compared to the comparable period last year.

Gross profit for the third quarter of 2023 totaled $8.3 million, or 26.3% of revenue, compared to $15.1 million, or 37.5% of revenue, in the same period a year ago. Gross profit for the nine months ended September 30, 2023, was $30.7 million, or 30.5% of revenue, compared to $42.6 million, or 34.7% of revenue, which includes approximately $3.2 million in non-cash purchase accounting adjustments, for the same period in 2022.

Net loss for the third quarter of 2023 was $(8.6) million compared to a net loss of $(1,039.0) million in the third quarter of 2022. Excluding the revaluation of Fathom warrants and earnout shares, stock compensation expense, optimization plan expenses, and other costs, Fathom reported an adjusted net loss in the third quarter of 2023 of $(7.2) million compared to an adjusted net income of $5.4 million for the same period in 2022.

Net loss for the nine months ended September 30, 2023, was $(17.2) million compared to net loss of $(985.7) million in the comparable period last year. For the nine months ended September 30, 2023, the adjusted net loss was $(18.3) million compared to the adjusted net income of $6.1 million for the same period in 2022.

Adjusted EBITDA for the third quarter of 2023 was $3.1 million versus $7.1 million for the same period in 2022 primarily due to lower volume leverage, partially offset by cost savings from the execution of Fathom’s optimization plan. The Adjusted EBITDA margin in the quarter was 9.8%.

For the nine months ended September 30, 2023, Adjusted EBITDA and Adjusted EBITDA margin were $12.0 million and 11.9%, respectively, compared to Adjusted EBITDA loss of $21.9 million and 17.8% for the same period in 2022.

Amendment to Credit Agreement

On November 13, 2023, the Company entered into a third amendment to its Credit Agreement. For additional information, please refer to Fathom’s Quarterly Report on Form 10-Q filed today, November 14, 2023, with the Securities and Exchange Commission.

Conference Call

Fathom will host a conference call on Tuesday, November 14, 2023, at 8:30 a.m. Eastern Time to discuss the results for the third quarter 2023 and provide the company’s outlook for the fourth quarter of 2023. The dial-in number for callers in the U.S. is +1-833-470-1428 and the dial-in number for international callers is +1-404-975-4839. The access code for all callers is 885151. The conference call will be broadcast live over the Internet and include a slide presentation. To access the webcast and supporting materials, please visit the investor relations section of Fathom’s website at https://investors.fathommfg.com.

A replay of the conference call can be accessed through November 28, 2023, by dialing +1-866-813-9403 (US) or +1-929-458-6194 (international), and then entering the access code 841973. The webcast will also be archived on Fathom’s website.

About Fathom Digital Manufacturing

Fathom is one of the largest on-demand digital manufacturing platforms in North America, serving the comprehensive product development and low- to mid-volume manufacturing needs of some of the largest and most innovative companies in the world. With more than 25 quick turn manufacturing processes combined with an extensive national footprint, Fathom seamlessly blends in-house capabilities across plastic and metal additive technologies, CNC machining, injection molding and tooling, sheet metal fabrication, design and engineering, and more. Fathom has more than 35 years of industry experience and is at the forefront of the Industry 4.0 digital manufacturing revolution, serving clients in the technology, defense, aerospace, medical, automotive, IOT sectors, and others. Fathom's certifications include: ITAR Registered, ISO 9001:2015 Design

Certified, ISO 9001:2015, ISO 13485:2016, AS9100:2016, and NIST 800-171. To learn more, visit https://fathommfg.com/.

Forward-Looking Statements
Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Fathom Digital Manufacturing Corporation (“Fathom”) that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to recognize the anticipated benefits of our business combination with Altimar Acquisition Corp. II; changes in general economic conditions, including as a result of the COVID-19 pandemic or any future outbreaks of other highly infectious or contagious disease; the implementation of our optimization plan could result in greater costs and fewer benefits than we anticipate; the outcome of litigation related to or arising out of the business combination, or any adverse developments therein or delays or costs resulting therefrom; the ability to meet the New York Stock Exchange’s listing standards following the consummation of the business combination; costs related to the business combination and additional factors discussed in Fathom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2023, as amended on May 1, 2023, as well as Fathom’s other filings with the SEC. If any of the risks described above materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by our forward-looking statements. There may be additional risks that Fathom does not presently know or that Fathom currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Fathom’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements should not be relied upon as representing Fathom’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Fathom undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

Non-GAAP Financial Information
This press release includes Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted Net Income as net income (loss) before the impact of any change in the estimated fair value of the company’s warrants or earnout shares, tax receivable agreement liability, optimization plan expenses, goodwill impairment, stock-based compensation, and certain other non-cash and non-core items, as described in the reconciliation included in the appendix to this press release. We define and calculate Adjusted EBITDA as net income (loss) before the impact of interest income or expense, income tax expense and depreciation and amortization, and further adjusted for the following items: change in the estimated fair value of the company’s warrants or earnout shares, tax receivable agreement liability, optimization plan expenses, goodwill impairment, stock-based compensation, and certain other non-cash and non-core items, as described in the reconciliation included in the appendix to this press release. Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring (for example, in the case of optimization plan expenses), non-cash (for example, in the case of depreciation, amortization, goodwill impairment, and stock-based compensation) or are not related to our underlying business performance (for example, in the case of interest income and expense). Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenue. We include these non-GAAP financial measures because they are used by management to evaluate Fathom’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to Fathom without unreasonable effort. The company is not able to provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of Fathom's control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to Fathom without unreasonable effort. Fathom provides a range for its Adjusted EBITDA forecast that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA calculation. Fathom provides an Adjusted EBITDA forecast because it believes that Adjusted EBITDA, when viewed with the company's results under GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity.

Contact:

Vanessa Winter, Vice President, Ellipsis

Investor Relations

Fathom Digital Manufacturing

investors@fathommfg.com

Consolidated Balance Sheets

Consolidated Statements of Comprehensive Income (Loss)

Three Months Ended		Nine Months Ended	
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenue	$ 31,458	$ 40,210	$ 100,939	$ 122,737
Cost of revenue [(1) (2)]	23,194	25,144	70,196	80,126
Gross profit	8,264	15,066	30,743	42,611
Operating expenses				
Selling, general, and administrative	8,117	11,960	28,335	38,341
Depreciation and amortization	4,627	4,627	13,845	13,595
Restructuring	718	996	2,774	996
Goodwill impairment	-	1,066,564	-	1,066,564
Total operating expenses	13,462	1,084,147	44,954	1,119,496
Operating loss	(5,198)	(1,069,081)	(14,211)	(1,076,885)
Interest expense and other expense (income)				
Interest expense	3,993	2,406	11,422	5,738
Other expense	435	81	573	276
Other income	(1,049)	(25,548)	(9,152)	(88,771)
Total interest expense and other expense (income), net	3,379	(23,061)	2,843	(82,757)
Net loss before income tax	(8,577)	(1,046,020)	(17,054)	(994,128)
Income tax expense (benefit)	(9)	(7,050)	110	(8,435)
Net loss	(8,568)	(1,038,970)	(17,164)	(985,693)
Net loss attributable to Fathom OpCo non-controlling interest (Note 14)	(4,206)	(556,027)	(11,792)	(561,728)
Net loss attributable to controlling interest	(4,362)	(482,943)	(5,372)	(423,965)
Comprehensive loss:				
Loss from foreign currency translation adjustments	-	-	-	(107)
Comprehensive loss, net of tax	$ (4,362)	$ (482,943)	$ (5,372)	$ (424,072)
Earnings per Share:				
Net loss per share attributable to shares of Class A common stock				
Basic [(4)]	$ (1.24)	$ (153.76)	$ (1.56)	$ (153.20)
Diluted [(4)]	$ (1.24)	$ (153.76)	$ (1.56)	$ (153.20)
Weighted average Class A common shares outstanding				
Basic [(4)]	3,504,859	3,140,809	3,448,030	2,767,401
Diluted [(4)]	3,504,859	3,140,809	3,448,030	2,767,401

Three Months 2023 Revenue by Product Line

	Three Months Ended
($ in thousands)	9/30/2023	% Revenue	9/30/2022	% Revenue	% Change
Revenue By Product Line
Additive manufacturing	$2,692	8.6%	$3,154	7.8%	-14.6%
Injection molding	$5,372	17.1%	$5,984	14.9%	-10.2%
CNC machining	$12,486	39.7%	$15,530	38.6%	-19.6%
Precision sheet metal	$9,542	30.3%	$13,719	34.1%	-30.4%
Other revenue	$1,366	4.3%	$1,823	4.5%	25.1%
Total	$31,458	100.0%	$40,210	100.0%	-21.8%

	Nine Months Ended
($ in thousands)	9/30/2023	% Revenue	9/30/2022	% Revenue	% Change
Revenue By Product Line
Additive manufacturing	$9,567	9.5%	$11,713	9.5%	-18.3%
Injection molding	$16,114	16.0%	$19,892	16.2%	-19.0%
CNC machining	$39,956	39.6%	$43,441	35.4%	-8.0%
Precision sheet metal	$30,089	29.8%	$43,153	35.2%	-30.3%
Other revenue	$5,213	5.2%	$4,538	3.7%	14.9%
Total	$100,939	100.0%	$122,737	100.0%	-17.8%

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA